Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-46459 on Form S-8 of our report dated June 26, 2024, appearing in this Annual Report on Form 11-K of the NOV Inc. 401(k) Plan for the year ended December 31, 2023.

WEAVER AND TIDWELL, L.L.P.

Houston, Texas

June 26, 2024

Weaver and Tidwell, L.L.P.

4400 Post Oak Parkway Suite 1100 | Houston, Texas 77027

Main: 713.850.8787

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